UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

__________________________________________

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
__________________________________________

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Canadian Coal Operations

On December 24, 2013, Westmoreland Coal Company (the “Company”) and its Canadian subsidiary, Westmoreland Canada Holdings, Inc. (“Westmoreland Canada”) entered into an Arrangement Agreement (the “Arrangement Agreement”) with Sherritt International Corporation (“Sherritt”) and Altius Minerals Corporation (“Altius”), among others, pursuant to which the Company will acquire two Sherritt subsidiaries, Prairie Mines & Royalty Ltd. (“PMRL”) and Coal Valley Resources Inc. (“CVRI”). PMRL and CVRI own a total of eight mines located in Alberta and Saskatchewan, Canada, seven of which are operating surface mines and one of which is in reclamation (the “Canadian Mines”). The purchase price of $435.0 million shall be made up of $293.0 million of cash consideration and the assumption of $142.0 million of capital leases, subject to certain adjustments provided for in the Arrangement Agreement, relating to, among other things, working capital, indebtedness, pension plan funding and coal inventory (the “Purchase Price”). The Arrangement Agreement includes customary representations, warranties, conditions and covenants.

Contemporaneously with the acquisition of the Canadian Mines, the Company will transfer royalty interests relating to the Canadian Mines (the “Royalty Interests”) to Altius, pursuant to the Arrangement Agreement and a Royalty Interest Transfer Agreement entered into among PMRL and several of its subsidiaries that will hold the Royalty Interests until such time as they are transferred to Altius (the “RITA”). The Company also entered into a side letter agreement with Sherritt relating to the transfer of the Royalty Interests that provides, among other things: (i) the Company will acquire the Canadian Mines, even if the Royalty Interests are not sold to Altius; (ii) if the Royalty Interests are transferred back to Sherritt because Altius does not acquire them, the Purchase Price will be reduced by approximately $16.8 million; and (iii) if the transactions contemplated by the Arrangement Agreement are determined to be taxable transactions as a result of the transfer of the Royalty Interests back to Sherritt, any taxes owed will be paid by Sherritt.

Among other approvals required before closing, the Arrangement Agreement requires approval under the Competition Act and under the Investment Canada Act and a court order from the Court of Queen’s Bench of Alberta. In addition, one of the assets being acquired by Altius pursuant to the Arrangement Agreement includes a 120 day right of first refusal period. If the holder of the right of first refusal does not indicate its intent to either acquire such asset or allow such asset to be sold to Altius earlier, the closing of the Arrangement Agreement could be delayed until the 120 day exercise period has expired.

The Arrangement Agreement provides that Sherritt will indemnify the Company after the closing, subject to certain limitations and indemnity caps and deductibles, for losses incurred by the Company attributable to: (i) a breach or inaccuracy of representations or warranties made by Sherritt under the Arrangement Agreement and related documents; (ii) failure to perform any covenant or agreement made by Sherritt under the Arrangement Agreement or related documents; (iii) certain matters relating to the pre-closing reorganization of Sherritt; (iv) environmental releases at the Obed Mine; (v) specified environmental releases at the Coal Valley mine; and (vi) a breach or inaccuracy of any representation or warranty made by Sherritt to Altius. The Company has agreed to indemnify Sherritt against any losses attributable to a breach of the Company’s representations and warranties or a failure to perform any covenant or agreement made by the Company under the Arrangement Agreement. With respect to the Obed Mine indemnification, such indemnification is not subject to the indemnity caps or deductibles and, pursuant to a Cooperation Agreement entered into between Sherritt and the Company, both parties will cooperate in the clean-up and remediation of the Obed Mine release, all at Sherritt’s expense.

The Arrangement Agreement may be terminated prior to closing by mutual written agreement of the parties. Either the Company or Sherritt may terminate as to the transfer of the entities holding the Canadian Mines based on uncured breaches by the other party. The parties may also terminate if the closing has not occurred by June 30, 2014, unless such date is extended by agreement of the parties. If Altius or Sherritt terminate the agreement with respect to the transfer of Royalty Interests, the Company and Sherritt will nonetheless remain obligated to close the transaction with respect to the transfer of the entities holding the Canadian Mines. Sherritt has agreed to deal exclusively with the Company regarding the sale of the Canadian Mines and is prohibited from soliciting or otherwise pursuing other offers to directly or indirectly acquire the Canadian mines.

BMO Capital Markets and Deutsche Bank Securities Inc. are acting as financial advisors to Westmoreland, and affiliates thereof and have provided committed financing. BMO Capital Markets has also provided an opinion to the Board of Directors of Westmoreland that the consideration to be paid by Westmoreland in connection with the Transaction is fair from a financial point of view to Westmoreland.

There can be no assurance that the transactions contemplated by the Arrangement Agreement will be consummated or that the anticipated benefits of the transaction will be realized.

The foregoing description of the transaction agreements is not complete and is qualified in its entirety by reference to the definitive agreements which will be filed with the Securities and Exchange Commission.

The above description of the transaction agreements has been included, and the transaction agreements will be filed, to provide shareholders with information regarding material terms of such agreements. They are not intended to provide factual information about the parties or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the transaction agreements: were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to those agreements; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to shareholders. Shareholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures by the parties. Accordingly, shareholders should read such representations and warranties, not in isolation, but only in conjunction with the other information about the parties and their respective subsidiaries or affiliates that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Amendment of Power Purchase Agreement

On December 23, 2013, the Company, via its Westmoreland Partners subsidiary, entered into a Consolidated Power Purchase and Operating Agreement for Roanoke Valley Units 1 and 2 (the “Facility”) with Virginia Electric and Power Company, operating in North Carolina as Dominion North Carolina Power (the “Consolidated Agreement”) for the provision to sell exclusively to Dominion North Carolina Power all of the Facility’s net electrical output and dependable capacity from both the Unit 1 and Unit 2. The Consolidated Agreement amends, restates and consolidates in their entirety the prior agreements governing the sale of electricity from the Facility. The Consolidated Agreement restructures the remaining five years of the ROVA I and ROVA II contracts to allow the energy component of the contract to be supplied from outside sources. The Consolidated Agreement, which terminates March 2019, still provides for a one year right of first refusal for the purchase of the Facility and maintains the pre-existing security requirements, which may be met by a letter of credit.

The foregoing description of the agreement is not complete and is qualified in its entirety by reference to the definitive agreement which will be filed with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the following information, including Exhibit 99, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit deemed incorporated by reference in any filing under the Securities Act of 1933, except as such shall be expressly set forth by specific reference in such a filing.

On December 24, 2013, the Company issued a press release announcing its execution of the Arrangement Agreement and related matters. A copy of the press release is furnished as Exhibit 99.1 to this Report.

On December 24, 2013, beginning at 10:30 a.m. Eastern Time, the Company hosted a conference call with investors to discuss various business updates. The conference call was made available to the public via conference call and webcast. The transcript of the conference call is attached hereto as Exhibit 99.2. A presentation of the Sherritt Acquisition Overview is also attached as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits

     (d)     Exhibits

Exhibit No.	Description

99.1	Press Release dated December 24, 2013
99.2	Transcript of Conference Call from December 24, 2013
99.3	Sherritt Acquisition Overview dated December 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: December 30, 2013	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 24, 2013
99.2	Transcript of Conference Call from December 24, 2013
99.3	Sherritt Acquisition Overview dated December 24, 2013

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